EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


   We have issued our report dated July 19, 2011, with respect to the statement of condition including the related portfolio of Dividend Income & Value Portfolio 2011-3 (included in Van Kampen Unit Trusts, Series 1125) as of July 19, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-174066) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
July 19, 2011